UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 3, 2023
AURORA INNOVATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40216	98-1562265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1654 Smallman St, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)
(888) 583-9506
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	AUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AUROW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2023, in connection with a periodic review of the Company’s bylaws as currently in effect, the Company’s board of directors (the “Board”), acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee, approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), to be effective on November 3, 2023.

The Amended and Restated Bylaws, among other things:

•update and revise the advance notice procedures for the nomination of directors or the proposal of other business at stockholder meetings, including by adding a requirement that a stockholder seeking to nominate director(s) at a meeting of stockholders provide to the Company reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Securities Exchange Act of 1934, as amended, no later than five business days before the meeting;
•revise certain additional procedures related to stockholder meetings to conform to the provisions of the Delaware General Corporation Law, as recently amended (the “DGCL”);
•remove references to a lock-up of certain shares of stock, which had already expired by its terms;
•updates the forum selection provisions that govern certain categories of disputes relating to the Company;
•update various provisions regarding directors, Board committees and officers; and
•make various updates throughout to conform to current Delaware law (including the recent amendments to the DGCL) and to make ministerial changes, clarifications, and other conforming revisions.

The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05 Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 3, 2023, the Board, acting upon the recommendation of the Board’s Audit Committee, approved and adopted an amended and restated Code of Conduct and Ethics (the “Code of Ethics”). The Code of Ethics applies to all directors, officers, and employees of the Company and its subsidiaries, as well as Company contractors, consultants, advisors, and agents. The Code of Ethics amends and restates the Company’s prior code of conduct and ethics to, among other things, update certain compliance and reporting procedures and protected categories in response to legislative developments.

The foregoing description of the Code of Ethics is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Code of Ethics is available on the Company’s website at https://ir.aurora.tech/. The Company intends to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or its directors on its website identified above or in a current report on Form 8-K. Information contained on the website is not incorporated by reference herein and should not be considered to be part of this Current Report on Form 8-K. The inclusion of the Company’s website address in this Current Report on Form 8-K is an inactive textual reference only.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Aurora Innovation, Inc., effective November 3, 2023.
14.1	Amended and Restated Code of Conduct and Ethics, effective November 3, 2023.
104	Cover Page Interactive Data File.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: November 3, 2023

AURORA INNOVATION, INC.

By:	/s/ David Maday
Name:	David Maday
Title:	Chief Financial Officer